S. W. HATFIELD, CPA
certified public accountants

Member:  American Institute of Certified Public Accountants
               SEC Practice Section
               Information Technology Section
         Texas Society of Certified Public Accountants



                                               June 7, 2001




Mr. James Bunyan, President
Whistler, Inc.
i/c/o Ms. Joan Purdy
Tarmac Management
1250 West Hastings Street
Vancouver BC V6E 2M4
Canada

RE:      Whistler, Inc.
         SEC File # 000-30579
         CIK # 1113580

Dear Mr. Bunyan:

At the opening of business on June 7, 2001, the accounting firm of S. W. Hatfield, CPA was in receipt of a facsimile transmission, dated June 6, 2001 at 08:24 pm MDT, from Diane D. Dalmy containing a draft of a Form 8-K, dated June 6, 2001, reporting a change in independent certified public accountants for Whistler, Inc. (SEC File # 000-30579, CIK # 1113580).

We hereby notify you that this communication from Ms. Dalmy was the first communication we received related to this matter. We specifically note that we did not tender a resignation to the Board of Directors and/or Audit Committee of Whistler, Inc. Further, we note that our field work was substantially complete on June 6, 2001 for the audit of the financial statements of Whistler, Inc. as of and for the year ended March 31, 2001 and a draft of the financial statements and our independent auditor's report was forwarded via e-mail, at 4:55:31 pm CDT, to Ms. Joan Purdy of Tarmac Management in Vancouver, British Columbia, Canada, as your represented management representative, prior to the time and date stamp on the facsimile transmission from Ms. Dalmy.

As of the date of this communication, we acknowledge that our Firm has had no contact to date with the appointed successor accounting firm of LaBonte & Co., of Vancouver, British Columbia, Canada as such contact relates to the required communication between predecessor and successor auditors under the requirements of Statement of Auditing Standard No. 84.



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


Mr. James Bunyan, President
Whistler, Inc.
i/c/o Ms. Joan Purdy
Tarmac Management
June 7, 2001
Page 2



By copy of this letter to the U. S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between Whistler, Inc. (SEC File # 000-30579, CIK # 1113580) and S. W. Hatfield, has ceased.

Yours truly,

/s/  S. W. Hatfield, CPA
----------------------------------
     S. W. HATFIELD, CPA


cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, NW
         Washington, DC 20549